                                                               EXHIBIT (a)(5)(A)

                           BENFIELD GREIG GROUP PLC






                       Consolidated Financial Statements

                      for the year ended 31 December 2000

BENFIELD GREIG GROUP PLC

CONTENTS




Page

3                 Consolidated Profit and Loss Account

4                 Consolidated Balance Sheet

5                 Company Balance Sheet

6                 Statement of total recognised gains and losses

6                 Consolidated cash flow statement

7                 Accounting policies

11                Notes to the financial statements

40                Auditors' Report

BENFIELD GREIG GROUP PLC

CONSOLIDATED PROFIT AND LOSS ACCOUNT

         For the year ended 31 December 2000

                                                                        -------- ----------------------- -----------------------

                                                                                              Year ended              Year ended
                                         (in(pound)'s thousands)           Notes        31 December 2000        31 December 1999
                                                                        -------- ----------------------- -----------------------
TURNOVER                                                                       1
    Continuing operations
    Broking                                                                                      124,458                  92,130
    Other                                                                                          6,688                   3,405
                                                                         -------- ----------- ----------- ----------- -----------
                                                                                                 131,146                  95,535
    Discontinued operations
    Underwriting                                                                                       -                   9,934
                                                                         -------- ----------- ----------- ----------- -----------
TOTAL TURNOVER                                                                                   131,146                 105,469
                                                                         -------- ----------- ----------- ----------- -----------
    Net operating expenses before exceptional items                                   (97,763)              (73,770)
    Exceptional items                                                          2       (7,610)              (10,003)
                                                                         -------- ------------- --------- ----------- -----------
    Net operating expenses                                                     3     (105,373)              (83,773)
    Claims incurred net of reinsurance                                                     -                (13,330)
                                                                         -------- --------- ------------- ----------- -----------
TOTAL NET OPERATING EXPENSES                                                                   (105,373)                (97,103)
                                                                         -------- --------- ------------- ----------- -----------

OPERATING PROFIT/(LOSS)
    Continuing operations                                                               33,383                25,018
    Exceptional items                                                                  (7,610)              (10,003)
                                                                         -------- ------------- --------- ----------- -----------
    Total continuing operations                                                         25,773                15,015
    Discontinued operations                                                                  -               (6,649)
                                                                         -------- ------------- --------- ----------- -----------
TOTAL OPERATING PROFIT                                                                            25,773                   8,366
    Investment income                                                          5                   8,686                   9,554
    Interest payable                                                           6                 (4,283)                 (2,440)
    Income from associated undertakings                                                             (44)                     412
                                                                         -------- ----------- ----------- ----------- -----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
    Continuing operations                                                               30,132                18,920
    Discontinued operations                                                                  -               (3,028)
                                                                         -------- ----------- ----------- ----------- -----------
TOTAL PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                                               30,132                  15,892
    Taxation on profit on ordinary activities                                  7                 (7,444)                 (8,110)
                                                                         -------- ----------- ----------- ----------- -----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                                      22,688                   7,782
    Minority interests - equity                                                                    (674)                   1,136
                                                                         -------- ----------- ----------- ----------- -----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION ATTRIBUTABLE TO THE
SHAREHOLDERS OF THE COMPANY                                                                       22,014                   8,918
DIVIDENDS (EQUITY AND NON-EQUITY)                                              8                 (9,246)                 (7,891)
                                                                         -------- ----------- ----------- ----------- -----------
RETAINED PROFIT FOR THE FINANCIAL YEAR                                        21                  12,768                   1,027
                                                                         ======== =========== =========== =========== ===========

BENFIELD GREIG GROUP PLC

CONSOLIDATED BALANCE SHEET
as at 31 December 2000



                                                                                            ---------- ------------- ------------
                                                                                                            2000         1999
                                                         (in(pound)'s thousands)               Notes
                                                                                            ---------- ------------- ------------
FIXED ASSETS
    Intangible assets                                                                               9        26,639       25,123
    Tangible assets                                                                                10        17,580       16,441
    Investments in associated undertakings                                                         12           954        1,114
    Own shares                                                                                     13         9,491       21,970
    Investments                                                                                    14        40,514       40,124
                                                                                            ---------- ------------- ------------
                                                                                                             95,178      104,772
                                                                                            ---------- ------------- ------------
CURRENT ASSETS
    Debtors                                                                                        16     1,162,824      750,865
    Investments                                                                                    17           614        3,281
    Cash and deposits                                                                                       114,491      102,106
                                                                                            ---------- ------------- ------------
                                                                                                          1,277,929      856,252
CURRENT LIABILITIES
    Creditors - amounts falling due within one year                                                18   (1,292,495)    (868,880)
                                                                                            ---------- ------------- ------------

NET CURRENT LIABILITIES                                                                                    (14,566)     (12,628)
                                                                                            ---------- ------------- ------------

TOTAL ASSETS LESS CURRENT LIABILITIES                                                                        80,612       92,144
    Creditors - amounts falling due after more than one year                                       19      (25,161)     (56,783)

                                                                                            ---------- ------------- ------------
NET  ASSETS                                                                                                  55,451       35,361
                                                                                            ========== ============= ============

CAPITAL AND RESERVES
    Called up share capital                                                                        20        10,644       10,614
    Share premium account                                                                          21        49,640       43,370
    Reserves                                                                                       21       (5,453)     (18,462)
                                                                                            ---------- ------------- ------------
SHAREHOLDERS' FUNDS (INCLUDES NON-EQUITY INTERESTS)                                                22        54,831       35,522
                                                                                            ---------- ------------- ------------
    Minority interests - equity                                                                                 620        (161)
                                                                                            ---------- ------------- ------------
CAPITAL EMPLOYED                                                                                             55,451       35,361
                                                                                                       ============= ============

Approved by the board on 26 April 2001 and signed on its behalf by:



D J Coldman                    G D Chilton
Chairman                       Chief Executive

BENFIELD GREIG GROUP PLC

COMPANY BALANCE SHEET

         as at 31 December 2000



                                                                                              --------- ------------ ------------
                                                                                                               2000         1999
                                                                (in(pound)'s thousands)        Notes
                                                                                              --------- ------------ ------------
FIXED ASSETS
    Investments in subsidiary undertakings                                                          11      156,928      156,928
    Investments in associated undertakings                                                          12        1,278        1,278
    Own shares                                                                                      13        9,054       21,533
    Investments                                                                                     14        5,104        5,004
                                                                                              --------- ------------ ------------
                                                                                                            172,364      184,743
                                                                                              --------- ------------ ------------
CURRENT ASSETS
    Debtors                                                                                         16       13,714        9,444
    Cash and deposits                                                                                           885          990
                                                                                              --------- ------------ ------------
                                                                                                             14,599       10,434
CURRENT LIABILITIES
    Creditors - amounts falling due within one year                                                 18     (62,228)     (67,380)

                                                                                              --------- ------------ ------------
NET CURRENT LIABILITIES                                                                                    (47,629)     (56,946)

                                                                                              --------- ------------ ------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                                       124,735      127,797
    Creditors - amounts falling due after more than one year                                        19     (23,600)     (42,688)

                                                                                              --------- ------------ ------------
NET ASSETS                                                                                                  101,135       85,109
                                                                                              ========= ============ ============

CAPITAL AND RESERVES
    Called up share capital                                                                         20       10,644       10,614
    Share premium account                                                                           21       49,640       43,370
    Reserves                                                                                        21       40,851       31,125
                                                                                              --------- ------------ ------------
SHAREHOLDERS' FUNDS (INCLUDES NON-EQUITY INTERESTS)                                                 22      101,135       85,109
                                                                                              ========= ============ ============

Approved by the board on 26 April 2001 and signed on its behalf by:




D J Coldman                    G D Chilton
Chairman                       Chief Executive

BENFIELD GREIG GROUP PLC

STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

         for the year ended 31 December 2000


                                                                                                -- --------------
                                                                                                      Year ended      Year ended
                                                                                                     31 December     31 December
                                                                                                            2000            1999
                                                                  (in(pound)'s thousands)
                                                                                                -- -------------- ---------------
Profit for the year                                                                                       22,014           8,918
Translation differences on foreign currency net investment in overseas
subsidiary undertakings                                                                                      241             232
                                                                                                -- -------------- ---------------
Total recognised gains and losses                                                                         22,255           9,150
                                                                                                == ============== ===============



CONSOLIDATED CASH FLOW STATEMENT


for the year ended 31 December 2000


                                                                                                    --------------
                                                                                                       Year ended     Year ended
                                                                                                      31 December    31 December
                                                                  (in(pound)'s thousands)    Notes           2000           1999
                                                                                           -------- -------------- --------------

NET CASH FLOW FROM OPERATING ACTIVITIES                                                         24         44,235         32,933

DIVIDENDS RECEIVED FROM ASSOCIATES                                                                             36            150

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                                                 25          3,301          6,545

TAXATION                                                                                                  (9,274)       (11,226)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                                                    25        (8,476)       (23,302)

ACQUISITIONS AND DISPOSALS                                                                      25              -        (3,547)

EQUITY DIVIDENDS PAID                                                                                     (8,046)        (8,598)

MANAGEMENT OF LIQUID RESOURCES                                                                  25       (16,489)          8,384

                                                                                           -------- -------------- --------------
NET CASH INFLOW BEFORE FINANCING                                                                            5,287          1,339

FINANCING                                                                                       25       (12,235)       (14,815)

                                                                                           -------- -------------- --------------
DECREASE IN CASH                                                                                25        (6,948)       (13,476)
                                                                                           ======== ============== ==============

6

BENFIELD GREIG GROUP PLC

ACCOUNTING POLICIES

For the year ended 31 December 2000


ACCOUNTING CONVENTION

The financial statements have been prepared under the historical cost convention and in accordance with applicable UK accounting standards. The directors consider that the accounting policies set out below are suitable, have been applied consistently and are supported by reasonable judgements and estimates.

BASIS OF CONSOLIDATION

The consolidated financial statements include those of the company, its subsidiary undertakings and the group's interests in associated undertakings. Associated undertakings are accounted for under the equity method of accounting.

An undertaking is regarded as a subsidiary undertaking if the group has control over its operating and financial policies. An undertaking is regarded as an associated undertaking if the group has significant influence but not control over its operating and financial policies.

Business combinations have been accounted for by the acquisition method of accounting. When a business is acquired, fair values are attributed to its separate assets and liabilities at the date of acquisition. Goodwill represents the difference between the fair value of the purchase consideration and the fair value of the separable net assets acquired. For acquisitions in 1997 and prior, goodwill arising on acquisition has been written off to reserves on consolidation. Following the introduction of Financial Reporting Standard 10, goodwill arising on acquisition after 1997 is capitalised and amortised over its useful economic life.


A separate profit and loss account for Benfield Greig Group plc has not been presented as permitted by s230 of the Companies Act 1985.


TURNOVER

Turnover represents net retained brokerage, claims collecting commissions, fees and net premiums earned.

Brokerage arising on premiums is credited to turnover at the later of the date when the insured is debited and the inception of the policy.

Claims collecting commissions and fees are credited to turnover when the services are provided.


INVESTMENT INCOME

Investment income consists of interest and dividends receivable for the year together with realised investment gains and losses.


OPERATING LEASES

The rentals payable under operating leases are charged on a straight line basis over the period of the leases. Where a leasehold property becomes surplus to the group's foreseeable business requirements, or is sublet at a loss, provision is made for the expected future net cost of the property.

EMPLOYEE SHARE SCHEMES

The cost of awards to employees that take the form of shares or rights to shares is charged to the profit and loss account on a straight line basis over the period to which the employee's performance relates. The charge is based on the fair value of the shares at the date an award is made to participants in the scheme, and a reasonable expectation of the extent to which performance criteria will be met. Subsequent adjustments are made, if appropriate, to deal with changes in the probability of performance criteria being met.

PENSION SCHEME CONTRIBUTIONS

Pension scheme contributions to the group's money purchase scheme are charged to the profit and loss account in the period to which they relate.

BENFIELD GREIG GROUP PLC

ACCOUNTING POLICIES

For the year ended 31 December 2000

TAXATION

The charge for taxation is based on the profit for the period at current rates of tax and takes into account deferred taxation. Deferred taxation is provided in respect of the tax effect of timing differences, to the extent that it is probable that a liability or asset will crystallise in the foreseeable future, at the rates of tax expected to apply when the timing differences reverse.


FOREIGN CURRENCY TRANSLATION

Group companies record transactions in foreign currencies at the rate of exchange ruling at the date of the transaction. Foreign currency monetary assets and liabilities are translated into local currency at the rates ruling at the balance sheet date. Exchange differences are dealt with in the profit and loss account.

On consolidation, the results of overseas businesses and their assets and liabilities are translated into sterling at the exchange rates ruling at the balance sheet date. Exchange differences on translating the net assets or liabilities of overseas businesses are taken directly to reserves.

In the cash flow statement, cash flows denominated in foreign currencies relating to overseas subsidiaries are translated into sterling at the exchange rates ruling at the balance sheet date.

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated so as to write off the cost of tangible fixed assets on a straight line basis over their estimated useful lives (see note 10). Software that is purchased from a third party is capitalised where it relates to long term IT infrastructure on a continuing use basis.


IMPAIRMENT OF FIXED ASSETS

The group undertakes a review for impairment of fixed assets and goodwill if events or changes in circumstances indicate that the carrying amount of a fixed asset or goodwill may not be recoverable. To the extent that the carrying amount exceeds the recoverable amount, which is the higher of net realisable value and value in use, the fixed asset or goodwill is written down to its recoverable amount.


EMPLOYEE SHARE OWNERSHIP TRUSTS

The Benfield Employee Benefit Trust, Benfield Greig Group plc 1998 Employee Benefit Trust and the Greig Fester Employee Trusts (the trusts) own shares in the company and these are shown as fixed asset investments in the consolidated balance sheet. The income and expenses of the trusts are included in the consolidated profit and loss account.

Where a relevant group company holds de facto control over the shares held by an Employee Share Ownership Trust the assets and liabilities of the trust are recognised in the balance sheet of that company. The assets and liabilities of the Benfield Employee Benefit Trust and Benfield Greig Group plc 1998 Employee Benefit Trust are included in the company's balance sheet.


INVESTMENTS

Fixed asset investments are stated at cost less provisions for impairment.

Listed investments held as current assets are stated at the lower of cost and market value. Unlisted investments held as current assets are stated at the lower of cost and directors' valuation.

BENFIELD GREIG GROUP PLC

ACCOUNTING POLICIES

For the year ended 31 December 2000


INSURANCE BROKING DEBTORS AND CREDITORS

Reinsurance brokers normally act as agents in placing the risks of insurance companies with reinsurers, and, as such, generally are not liable as principals for amounts arising from such transactions. Notwithstanding such legal relationships, debtors and creditors arising from reinsurance broking transactions are shown as assets and liabilities in recognition of the fact that the reinsurance broker is entitled to retain investment income on any cash flows arising from such transactions.

Insurance broking debtors and creditors are reported in accordance with the requirements of Financial Reporting Standard 5, `Reporting the Substance of Transactions'. The standard precludes assets and liabilities being offset unless net settlement is legally enforceable, and as a result the insurance broking debtors and creditors have been shown as the gross amounts due in respect of each contract, instead of the net amount due to or from clients and underwriters.


PROVISIONS

A provision is recognised where there is a present obligation, whether legal or constructive, as a result of a past event for which it is probable that a transfer of economic benefits will be required to settle the obligation and a reasonable estimate can be made of the amount of the obligation.

BENFIELD GREIG GROUP PLC

ACCOUNTING POLICIES

For the year ended 31 December 2000


POLICIES APPLICABLE TO DISCONTINUED OPERATIONS



TURNOVER

Net premiums earned comprise gross premiums arising from risks in force within the financial period, plus adjustments in respect of business written in previous financial periods, less attributable outwards reinsurance premiums payable.


OUTSTANDING CLAIMS

Full provision is made on an individual case basis for the estimated cost of claims notified but not settled by the balance sheet date after taking into account handling costs, anticipated inflation and settlement trends. A provision for claims incurred but not reported is also established on a similar individual case basis. Any differences between the provisions and subsequent settlements are dealt with in later years.


UNEARNED PREMIUMS

The proportion of the premiums written in a year relating to the period of risk from 1 January of the following year to the subsequent dates of expiry of policies is carried forward as a provision for unearned premiums. The provision is calculated on the 365ths method.

UNEXPIRED RISKS

Provision is made for any excess over the provision for unearned premiums of claims and administrative expenses likely to arise after the end of the year from contracts concluded before that date. The assessment of whether a provision is necessary is made by considering separately each category of business on the basis of information available as at the balance sheet date. No account is taken of future investment income.


EQUALISATION PROVISIONS

Equalisation provisions have been made in respect of classes of business which are exposed to catastrophe losses. The provisions have been calculated in accordance with the requirements of the Insurance Companies (Reserves) Regulations 1996. These reserves are required by law to be treated as liabilities, notwithstanding the fact that they are an addition to the provisions required to meet the ultimate cost of settling claims outstanding at the balance sheet date.


DEFERRED ACQUISTION COSTS

Commission and management costs which vary with, and are primarily related to, the acquisition of new insurance contracts and the renewal of existing insurance contracts are deferred to the extent that they are attributed to premiums unearned at the balance sheet date.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000

1        SEGMENTAL REPORTING


                             Turnover             Profit before tax        Minority interest            Net assets
                           -----------              ------------             ------------             ------------
  (in(pound)'s thousands)        2000         1999         2000        1999         2000        1999         2000         1999
                           ----------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
Geographical analysis:
UK                            100,099       91,855       27,832      14,439        (388)       1,136       38,211       20,192
North America                  22,090        5,181          323         273        (286)           -        8,309        7,021
Europe                          3,476        3,256          387          85            -           -        4,598        4,389
Other                           5,481        5,177        1,590       1,095            -           -        4,333        3,759
                           ----------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
                              131,146      105,469       30,132      15,892        (674)       1,136       55,451       35,361
                           =========== ============ ============ =========== ============ =========== ============ ============

Business analysis:
Continuing
    Broking                   124,458       92,130       39,677      27,396        (286)       (186)       49,373       45,223
    Other                       6,688        3,405          566         556        (388)         231          868          844
    Associates                      -            -         (44)         412            -           -          954        1,114
    Group operations                -            -     (10,067)     (9,444)            -           -        4,256     (11,820)
Discontinued
    Underwriting                    -        9,934            -     (3,028)            -       1,091            -            -
                           ----------- ------------ ------------ ----------- ------------ ----------- ------------ ------------
                              131,146      105,469       30,132      15,892        (674)       1,136       55,451       35,361
                           =========== ============ ============ =========== ============ =========== ============ ============

Customer location
analysis:
UK                             46,620       43,428
North America                  32,055       16,729
Europe                         30,442       25,114
Other                          22,029       20,198
                           ----------- ------------
                              131,146      105,469
                           =========== ============


Net exceptional costs are included in the business analysis of profit before tax within broking ((pounds)3,956,000; 1999: (pounds)3,320,000) and group operations ((pounds)3,654,000; 1999:(pounds)6,683,000) and in the geographical analysis within the United Kingdom ((pounds)5,054,000; 1999:(pounds)10,003,000) and North America ((pounds)2,556,000; 1999:(pounds)nil).

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATMENTS

For the year ended 31 December 2000



2  EXCEPTIONAL ITEMS

                                                                                                    -----------
                                                                          (in(pound)'s thousands)        2000        1999
                                                                                                    ----------- ------------
Provision for share options granted                                                                    (2,606)      (4,798)
Executive recruitment cost                                                                             (2,556)            -
Legal costs in respect of litigation                                                                   (2,448)            -
Provision for impairment of fixed asset investment in BRIT Insurance Holdings PLC                            -      (7,705)
Premium on option to exchange the group's 70.01%  interest in Benfield Reinsurance
Company Limited for shares in BRIT Insurance Holdings PLC                                                    -       2,500

                                                                                                    ----------- ------------
                                                                                                       (7,610)     (10,003)
                                                                                                    ----------- ------------


3  NET OPERATING EXPENSES


                                                                                                    -----------
                                                                          (in(pound)'s thousands)       2000         1999
                                                                                                    ----------- ------------
EXPENSES ARE SHOWN

AFTER CREDITING:
    Other operating income                                                                                  12          219
    Exchange differences                                                                                   925            -
    Exceptional item (see note 2)                                                                            -        2,500

                                                                                                    ----------- ------------
AFTER CHARGING:
    Staff costs (see note 4)                                                                            57,531       41,046
    Auditors' remuneration   - audit fee (company(pounds)120,000; 1999:(pounds)120,000)                    355          345
                             - non audit services                                                          569          724
    Depreciation (see note 10)                                                                           6,325        5,536
    Loss on disposal of fixed assets                                                                       373           45
    Amortisation of intangible assets (see note 9)                                                       1,341          836
    Exceptional items (see note 2)                                                                       7,610       12,503
    Exchange differences                                                                                     -          508
    Hire of machinery under operating leases                                                               146          197
    Leasehold property rents                                                                             4,018        4,518
                                                                                                    =========== ============

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATMENTS

For the year ended 31 December 2000



4   STAFF COSTS AND DIRECTORS' EMOLUMENTS

The average number of people, including executive directors, employed by the group during the year is set out below:

                                                                                                     -----------
                                                                                                            2000        1999
                                                                                                          Number      Number
                                                                                                     ----------- ------------
Broking and technical services                                                                              428          371
Underwriting activities                                                                                       -            9
Other activities                                                                                             63           24
Support services                                                                                            150          131
                                                                                                     ----------- ------------
                                                                                                            641          535
                                                                                                     =========== ============

Their aggregate remuneration was as follows:


                                                                                                     -----------
                                                                            (in(pound)'s thousands)        2000         1999
                                                                                                     ----------- ------------

Salaries                                                                                                 47,036       33,289
Social security costs                                                                                     5,226        3,996
Other pension costs                                                                                       5,269        3,761
                                                                                                     ----------- ------------
                                                                                                         57,531       41,046
                                                                                                     =========== ============

Included within the above aggregate remuneration are the following costs in respect of the directors' remuneration.

                                                                                                     -----------
                                                                            (in(pound)`s thousands)        2000         1999
                                                                                                     ----------- ------------

Directors

Remuneration
    Total emoluments                                                                                      8,142        3,342
    Contributions to money purchase pension schemes                                                         279          370
                                                                                                     =========== ============


The group board directors chose to waive their annual bonus entitlements for 1999 and consequently the aggregate remuneration for that year does not account for any bonuses that otherwise would have been payable.

The remuneration of directors disclosed above includes the following amounts payable to the highest paid director:

                                                                                                      Highest paid director
                                                                                                     -----------
                                                                           (in(pound)'s thousands)        2000         1999
                                                                                                     ----------- ------------
Emoluments                                                                                                2,908          530
Contributions to money purchase pension schemes                                                               -           60
                                                                                                     =========== ============


                                                                                                    ------------
                                                                                                           2000        1999
                                                                                                         Number      Number
                                                                                                    ------------ -----------

During the year the following number of directors accrued benefits under:
Money purchase pension schemes                                                                                4           6
                                                                                                    ============ ===========


BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000



5   INVESTMENT INCOME

                                                                                                        ------------
                                                                            (in(pound)'s thousands)                Restated*
                                                                                                               2000        1999
                                                                                                         ----------- -----------
Investment income - BRIT Insurance Limited                                                                        -       3,622
Investment income - other group companies                                                                     1,410         256
Interest receivable                                                                                           7,068       4,562
Gain on sale of investments                                                                                     208       1,114

                                                                                                         ----------- -----------
                                                                                                              8,686       9,554
                                                                                                         =========== ===========

* Dividends from the company receivable by The Benfield Employee Benefit Trust and Employees Share Ownership Plans (see note 13) have been set off against dividends payable in the consolidated accounts for the year ended 31 December 2000. The comparative year has been restated accordingly.



6   INTEREST PAYABLE

                                                                                                         -----------
                                                                            (in(pound)'s thousands)            2000         1999
                                                                                                         ----------- ------------
Bank loans (see note 19)                                                                                      2,701        1,698
Loan notes (see note 18)                                                                                        537          713
Debenture loans (see note 19)                                                                                 1,038            -
Other interest payable                                                                                            7           29
                                                                                                         ----------- ------------
                                                                                                              4,283        2,440
                                                                                                         =========== ============

BENFILED GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000

7   TAXATION


                                                                                                   -----------
                                                                          (in(pound)'s thousands)      2000         1999
                                                                                                   ----------- ------------

Based on the profit for the year
United Kingdom:
Corporation tax at 30.0% (1999: 30.25%)                                                                10,133        7,030
Income tax                                                                                                  -           67
Double taxation relief                                                                                  (306)        (938)
                                                                                                   ----------- ------------
                                                                                                        9,827        6,159
Deferred taxation                                                                                           -          768
                                                                                                   ----------- ------------
                                                                                                        9,827        6,927
                                                                                                   ----------- ------------
Overseas taxation                                                                                       1,249          877
                                                                                                   ----------- ------------
Taxation on profits                                                                                    11,076        7,804

(Over)/under provision in respect of prior years:
United Kingdom                                                                                        (3,628)           69
Overseas                                                                                                    -          203
                                                                                                   ----------- ------------
                                                                                                      (3,628)          272
                                                                                                   ----------- ------------

Associated companies
Share of taxation in associated companies                                                                 (4)           34
                                                                                                   ----------- ------------
                                                                                                          (4)           34
                                                                                                   ----------- ------------
                                                                                                        7,444        8,110
                                                                                                   =========== ============


Overseas taxation has been provided on the results of overseas subsidiary undertakings at the appropriate overseas rates of tax. The effective rate of tax of 24.7% (1999: 50.3%) reflects adjustments in respect of prior years and the tax effect of exceptional items. The effective rate of tax excluding these items is 36.0% (1999: 36.7%). There is no material unprovided deferred tax (1999:(pound)nil).

BENFILED GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000


8   DIVIDENDS


                                                                                                         -----------
                                                                            (in(pound)'s thousands)                   Restated*
                                                                                                               2000         1999
                                                                                                         ----------- ------------

EQUITY SHARES
    Ordinary Shares
    Interim dividend paid of 10.0p per share (1999: 10.0p)                                                    5,516        4,761
    Final dividend proposed of 5.0p per share (1999: 5.0p)                                                    3,130        2,530
                                                                                                         ----------- ------------
                                                                                                              8,646        7,291
                                                                                                         ----------- ------------
NON-EQUITY SHARES
    Preferred Ordinary Shares
    Interim dividend paid of 3.0p per share (1999: 3.0p)                                                        300          300
    Final dividend proposed of 3.0p per share (1999: 3.0p)                                                      300          300
                                                                                                         ----------- ------------
                                                                                                                600          600
                                                                                                         ----------- ------------
                                                                                                              9,246        7,891
                                                                                                         =========== ============


* Dividends from the company receivable by The Benfield Employee Benefit Trust and Employees Share Ownership Plans (see note 13) have been set off against dividends payable in the consolidated accounts for the year ended 31 December 2000. The comparative year has been restated accordingly.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000



9     INTANGIBLE ASSETS


                                                                        ------------------------------------------
                                                                                       Intangible
(in (pound)'s thousands)                                                   Goodwill        Assets           Total
                                                                        ------------ ------------- ---------------
GROUP

Cost
    As at 1 January 2000                                                     25,181         3,975          29,156
    Addition                                                                  1,222             -           1,222
    Written off in year                                                           -       (3,975)         (3,975)
    Exchange adjustments                                                      1,635             -           1,635
                                                                        ------------ ------------- ---------------
    At 31 December 2000                                                      28,038             -          28,038
                                                                        ------------ ------------- ---------------
Amortisation
    At 1 January 2000                                                            58         3,975           4,033
    Charge for the year                                                       1,341             -           1,341
    Written off in year                                                           -       (3,975)         (3,975)
    Exchange adjustments                                                          -             -               -
                                                                        ------------ ------------- ---------------
    At 31 December 2000                                                       1,399             -           1,399
                                                                        ------------ ------------- ---------------
Net book value
                                                                        ------------ ------------- ---------------
    At 31 December 2000                                                      26,639             -          26,639
                                                                        ============ ============= ===============
    At 31 December 1999                                                      25,123             -          25,123
                                                                        ============ ============= ===============


Goodwill is amortised over its expected useful economic life, which for the acquisitions included above is estimated to be 20 years.


The goodwill addition during the year relates to the acquisition of the minority interest in Benfield Greig Canada Limited, an existing subsidiary company (see note 11).

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000


10   TANGIBLE FIXED ASSETS

                                                                                  Fixtures,
                                                          Long       Short        fittings,
                                          Freehold   leasehold   leasehold       furniture             IT       Motor
(in (pound)'s thousands)                  property    property    property    and equipment         systems    vehicles       Total
                                       ----------- ------------- ----------- -------------- --------------- ----------- -----------

GROUP

Cost
    At 1 January 2000                         452           651         594         12,634          24,205       3,191      41,727
    Additions                                   -           599           -          2,917           4,513         228       8,257
    Disposals                                   -             -        (72)            (7)         (3,078)     (1,079)     (4,236)
    Assets written off in year                  -             -           -        (1,028)        (12,700)        (47)    (13,775)
    Exchange adjustments                      (7)             -          19           (11)              32        (23)          10
                                       ----------- ------------- ----------- -------------- --------------- ----------- -----------
    At 31 December 2000                       445         1,250         541         14,505          12,972       2,270      31,983
                                       ----------- ------------- ----------- -------------- --------------- ----------- -----------
Depreciation
    At 1 January 2000                          51            55         230          5,068          18,535       1,347      25,286
    Charge for the year                         7            17          34          2,657           3,124         486       6,325
    Disposals                                   -             -        (33)            (2)         (3,015)       (638)     (3,688)
    Assets written off in year                  -             -           -          (805)        (12,697)        (47)    (13,549)
    Exchange adjustments                        2             -          15              7              12         (7)          29
                                       ----------- ------------- ----------- -------------- --------------- ----------- -----------
    At 31 December 2000                        60            72         246          6,925           5,959       1,141      14,403
                                       ----------- ------------- ----------- -------------- --------------- ----------- -----------
Net Book Value
                                       ----------- ------------- ----------- -------------- --------------- ----------- -----------
    At 31 December 2000                       385         1,178         295          7,580           7,013       1,129      17,580

                                       =========== ============= =========== ============== =============== =========== ===========
    At 31 December 1999                       401           596         364          7,566           5,670       1,844      16,441
                                       =========== ============= =========== ============== =============== =========== ===========
    Depreciation rates                   Up to 2%            2%          2%      20% - 25%       20% - 50%         20%

18

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000



11     FIXED ASSETS - INVESTMENTS IN SUBSIDIARY UNDERTAKINGS

                                                                                                             --------------
                                                                                                                 Subsidiary
                                                                                   (in(pound)'s thousands)     undertakings
                                                                                                             --------------

COMPANY
Cost
    As at 1 January 2000                                                                                           159,944
    Additions                                                                                                            -
                                                                                                             --------------
    At 31 December 2000                                                                                            159,944
                                                                                                             --------------

Provision for Impairment
    As at 1 January 2000                                                                                             3,016
    Provided during the year                                                                                             -
                                                                                                             --------------
    At 31 December 2000                                                                                              3,016
                                                                                                             --------------

Carrying Value
                                                                                                             --------------

    At 31 December 2000
                                                                                                                   156,928
                                                                                                             ==============
    At 31 December 1999                                                                                            156,928
                                                                                                             ==============



During the year the group entered into an arrangement with Rodman Fox, a director of the company, and other members of the US management team under which:


a) Growth in profits of the group's US broking operations above the 1999 levels will be shared 51% to the group and 49% to the management team for four years to 31 December 2003. Amounts due to Mr Fox under this arrangement in 2000 are included within Directors' Emoluments (see note
      4);


b) As at 31 December 2003 the group will have the right to purchase the interest of the management team in the US broking operations. If this right is not exercised the management team have the right to purchase the group's interest in the US broking operations. Either potential transaction would be based on an independent valuation established at that date;


c) The above arrangement will be unwound if the proposed merger between the company and E.W. Blanch Holdings, Inc. proceeds as planned. See note 28 for details of the proposed merger.

In October 2000 Benfield Greig Canada Holdings Limited acquired the minority shareholding in Benfield Greig Canada Limited for consideration of 384,565 shares in Benfield Greig Group plc. The net liabilities of Benfield Greig Canada Limited at the time of acquisition of the minority interest were (pound)333,000.

Lennoxhurst Limited, Wildnet New Media Group Limited and Wild.Net LLC are included in the consolidation as the company has effective control of these entities.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


PRINCIPAL SUBSIDIARIES
Name                                        % Voting   Class of Shares      % Owned   Incorporated in         Principal Activity
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig Limited                           100          Ordinary          100           England   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig (Australia) Pty. Limited          100          Ordinary          100         Australia   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig (South Africa)                    100          Ordinary          100      South Africa   Reinsurance intermediary
(Proprietary) Limited
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig (New Zealand) Limited             100          Ordinary          100       New Zealand   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig LLC                                51        Membership           51               USA   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig Ellinger Inc                      100      Common Stock          100               USA   Reinsurance intermediary
                                                       Preferred Stock          100
                                         ------------ ----------------- ------------ ----------------- --------------------------
Bates Turner Intermediaries LLC                  100        Membership          100               USA   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig Canada Limited                    100          Ordinary          100            Canada   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig Paris SA                          100          Ordinary          100            France   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig Asia Pte. Limited                 100          Ordinary          100         Singapore   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield International Limited                   100          Ordinary          100           England   Reinsurance intermediary
                                         ------------ ----------------- ------------ ----------------- --------------------------
Lennoxhurst Limited                               33      Ordinary `A'           33           England         Investment holding
                                                          Ordinary `B'          100
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Advisory Limited                         71      Ordinary `A'          100           England      Corporate finance and
                                                          Ordinary `B'          nil                          investment advisers
                                         ------------ ----------------- ------------ ----------------- --------------------------
Wildnet New Media Group Limited                   50      Ordinary `A'          100           England      Website designers and
                                                          Ordinary `B'          nil                                     managers
                                                          Ordinary `C'          nil
                                         ------------ ----------------- ------------ ----------------- --------------------------
Wild.Net LLC                                      50        Membership           50               USA         Website developers
                                         ------------ ----------------- ------------ ----------------- --------------------------
Benfield Greig Football Finance Limited          100          Ordinary          100           England         Financial advisers
                                         ------------ ----------------- ------------ ----------------- --------------------------


12       FIXED ASSETS - INVESTMENTS IN ASSOCIATED UNDERTAKINGS

                                                                                           Group                   Company
                                                                                ------------             ------------
                                                    (in(pound)'s thousands)            2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------

Interest in associated undertakings                                                     954       1,114        1,278       1,278
                                                                                ============ =========== ============ ===========


Benfield Greig Group plc owns 50% of Benfield Sports International Limited, a sports consultancy company, and 50% of Benfield & Rea Brothers Limited. Both companies are registered in England.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000

13  FIXED ASSETS - OWN SHARES

                                                                                               Group                Company
                                                                             -------------               ------------
                                                                               In (pound)'s    Number       In(pound)'s  Number
                                                                                thousands                  thousands
                                                                             -------------               ------------
Ordinary Shares of 1p each

 At 1 January 2000                                                                 21,970    10,004,391       21,533   9,895,306
 Additions                                                                          1,534       590,411        1,534     590,411
 Shares transferred                                                               (1,387)     (620,925)      (1,387)   (620,925)
 Written down during the year                                                    (12,626)             -     (12,626)           -
                                                                             ------------- ------------- ------------ -----------
 At 31 December 2000                                                                9,491     9,973,877        9,054   9,864,792
                                                                             ============= ============= ============ ===========

The income and expenditure of the trusts set out below have been included in the consolidated profit and loss account for the year ended 31 December 2000, the effect of which is set out below:

                                                                                            Group                   Company
                                                                             -------------               ------------
                                              (in (pound)'s thousands)              2000          1999         2000        1999
                                                                             ------------- ------------- ------------ -----------

Decrease in profit before tax                                                       (117)         (170)        (115)        (80)
                                                                             ============= ============= ============ ===========

The shares are held by the trusts and ESOP set out below.



The Benfield Employee Benefit Trust

The Benfield Employee Benefit Trust was established in September 1988. The trust was allotted shares in the company in 1988, and since that time has purchased shares in the share transfer periods. The Trustees make the shares that they hold available when employees exercise share options that have been granted, and have also gifted shares to employees at certain times. The trust receives any dividends that are paid in respect of its shareholding.

Benfield Greig Group plc 1998 Employee Benefit Trust

The Benfield Greig Group plc 1998 Employee Benefit Trust was established in December 1998. The shares held in the trust will be used to meet the company's obligations to the holders of share options granted under the 1998 Share Plan. During 2000, 6,160,175 Ordinary Shares held by the trust were assigned to cover options granted under the 1998 Share Plan which are exercisable from 1 January 2001. As a result of these shares being assigned their holding value has been written down to reflect the exercise price of the options, with the corresponding provision in respect of the options written back accordingly. The Trustee has also gifted shares to employees at certain times. Under the provisions of the Trust Deed, the Trustee waives any dividends in respect of shares held by the trust.

Employee Share Ownership Plans

Greig Fester Group Limited operated incentive arrangements through the Greig Fester Group Employee (Guernsey) Trust and the Greig Fester 1993 Employee (Guernsey) Trust for the purpose of the Greig Fester share incentive and share option schemes. These trusts acquired shares in the company as a result of the acquisition of Greig Fester Group Limited in November 1997. The trusts receive any dividends that are paid in respect of their shareholdings.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


14  FIXED ASSETS - INVESTMENTS

                                                                                       Group               Company
                                                                                ------------             ------------
                                                   (in (pound)'s thousands)           2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------

Investments at cost:
UK listed investments                                                                44,713      44,713        5,151       5,151
Provision for impairment                                                            (7,705)     (7,705)        (147)       (147)
                                                                                ------------ ----------- ------------ -----------
                                                                                     37,008      37,008        5,004       5,004

Overseas listed investments                                                           3,406       3,116            -           -
Unlisted investments                                                                    100           -          100           -
                                                                                ------------ ----------- ------------ -----------
                                                                                     40,514      40,124        5,104       5,004
                                                                                ============ =========== ============ ===========


Included within UK listed investments at 31 December 2000 were holdings in BRIT Insurance Holdings PLC, a company incorporated in England and Wales. The group had an interest of 14.8% (1999: 14.8%) in the issued share capital of BRIT Insurance Holdings PLC at 31 December 2000 of which 2.0% (1999: 2.0%) was held by the company. The directors intend to hold this investment for the long term.



                                                                                         Group                 Company
                                                                            ------------             ------------
                                                  (in (pound)'s thousands)        2000        1999         2000        1999
                                                                            ------------ ----------- ------------ -----------


Listed investments at market value:
UK listed investments                                                            31,368      26,787        4,241       3,622
Overseas listed investments                                                       5,054       4,829            -           -
Unlisted investments                                                                100           -          100           -
                                                                            ------------ ----------- ------------ -----------
                                                                                 36,522      31,616        4,341       3,622
                                                                            ============ =========== ============ ===========



15       CURRENT ASSETS


In compliance with the requirements of Lloyd's, certain group companies in the United Kingdom had entered into trust deeds under which their insurance broking account assets were subject to a first floating charge in favour of the Society of Lloyd's for the benefit of their insurance creditors. These charges were released on the 3rd July 2000 when Lloyd's ceased to regulate broking companies. At 31st December 1999 the insurance broking accounts assets referred to comprised insurance debtors of (pound)539,273,000 and cash and deposits of (pound)82,331,000. Insurance creditors of (pound)612,656,000 were secured through this arrangement. There were no outstanding charges as at 31 December 2000.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000




16  DEBTORS


                                                                                       Group               Company
                                                                                ------------             ------------
                                                 (in (pound)'s thousands)            2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------

DUE WITHIN ONE YEAR
    Insurance broking debtors                                                     1,143,185     743,264            -           -
    Amounts due from subsidiary undertakings                                              -           -       10,798       8,593
    Amounts due from associated undertakings                                             57         307           14         114
    Recoverable advance corporation tax                                                   -         650            -           -
    Taxation recoverable                                                              3,877       1,109        2,448           -
    Other debtors                                                                    11,133       2,373          160         140
    Prepayments and accrued income                                                    4,236       2,788          294         597
                                                                                ------------ ----------- ------------ -----------
                                                                                  1,162,488     750,491       13,714       9,444
                                                                                ------------ ----------- ------------ -----------
DUE AFTER ONE YEAR
    Deferred taxation resulting from short term timing differences                       39         115            -           -
    Other debtors                                                                       297         259            -           -
                                                                                ------------ ----------- ------------ -----------
                                                                                  1,162,824     750,865       13,714       9,444
                                                                                ------------ ----------- ------------ -----------


On 20 April 2000 Rodman Fox, a director of the company, was provided by Benfield Greig Holdings Inc., a wholly owned subsidiary undertaking, with an interest free loan of (pound)4,200,000 which has been secured over his shareholding in the company. The loan, which is repayable no later than 31 December 2003, remained outstanding as at 31 December 2000.


17       CURRENT ASSETS - INVESTMENTS

                                                                                       Group                Company
                                                                                ------------             ------------
                                                  (in (pound)'s thousands)           2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------
Listed investments                                                                        -       1,842            -           -
Unlisted investments                                                                    614       1,439            -           -
                                                                                ------------ ----------- ------------ -----------
                                                                                        614       3,281            -           -
                                                                                ============ =========== ============ ===========



The unlisted investments are shown at the lower of cost and directors' valuation.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000


18       CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                                         Group                   Company
                                                                                ------------             ------------
                                                (in (pound)'s thousands)           2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------

Bank loan (see note 19)                                                               4,787       5,556        4,787       5,556
Loan notes                                                                            9,722      12,219        9,722      12,219
Debenture loans (see note 19)                                                        14,819           -            -           -
Insurance broking creditors                                                       1,229,289     821,414            -           -
Amounts due to subsidiary undertakings                                                    -           -       37,697      39,775
Amounts due to associated undertakings                                                    -           -           75           -
Corporation tax                                                                       7,596       7,384            -       1,327
Income tax                                                                                -         136            -         126
Other creditors and accruals                                                         21,177      17,927        6,436       5,466
Social security costs                                                                 1,594       1,333            -           -
Proposed dividends                                                                    3,511       2,911        3,511       2,911
                                                                                ------------ ----------- ------------ -----------

                                                                                  1,292,495     868,880       62,228      67,380
                                                                                ============ =========== ============ ===========


Loan Notes

                                                                                                           Group and Company
                                                                                                        ------------
                                                                         (in (pound)'s thousands)            2000         1999
                                                                                                        ------------ ------------

Secured Loan Notes 2000                                                                                           -          344
Guaranteed Loan Notes 2002                                                                                    9,722       11,875
                                                                                                        ------------ ------------
                                                                                                              9,722       12,219
                                                                                                        ============ ============

Secured Loan Notes 2000

As part of the purchase consideration for Ellinger Heath Western & Co. Limited the company issued Secured Loan Notes 1997-2000 to the vendors. All of the outstanding loan notes were repaid in 2000.


Guaranteed Loan Notes 2002

As part of the purchase consideration for Greig Fester Group Limited, the company issued the Guaranteed Loan Notes to the vendors. These notes are repayable each 30 June and 31 December up to 31 December 2002 by the noteholder giving not less than 30 days prior notice in writing to the company.


Interest is payable on these notes at a variable rate, and at the balance sheet date it was 4.87%. Repayment of the loan notes is guaranteed by a bank facility.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000


19  CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                                                      Group                  Company
                                                                            ------------             ------------
                                                (in (pound)'s thousands)        2000        1999         2000        1999
                                                                            ------------ ----------- ------------ -----------

Bank loan                                                                        23,600      32,569       23,600      32,569
Debenture loans                                                                       -      13,718            -           -
Other accruals                                                                    1,561         472            -          95
Share options granted                                                                 -      10,024            -      10,024
                                                                            ------------ ----------- ------------ -----------
                                                                                 25,161      56,783       23,600      42,688
                                                                            ============ =========== ============ ===========


An analysis of the maturity of the group's debt is provided in note 25(b).


Bank Loan

The bank loan is secured by a fixed and floating charge over certain of the group's assets. It is repayable in instalments between 1 July 2001 and 1 July 2004. The rate of interest payable fluctuates in line with the inter-bank offer rate and at the balance sheet date it was 7.66%.


Debenture Loans

On 29 December 1999 Benfield Greig (Holdings) Inc., a group company, issued a US$22.1m five year unsecured debenture with a coupon rate of 4% per annum as part of the consideration for the acquisition of Bates Turner Intermediaries LLC. Benfield Greig Group plc is a guarantor of this debenture.


The debenture holder has the option to redeem the debenture on 30 September 2001 and at each anniversary of that date up to maturity by giving not less than 3 months notice. Benfield Greig (Holdings) Inc. has the option to repay the debenture on 30 June 2001 and at each anniversary of that date up to maturity.


A premium of US$3.3m is payable to the debenture holder on redemption and is being amortised over the life of the loan. A further amount of up to US$4.9m is also payable on redemption, dependant upon the company's share price at that date, with no provision required to date.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

For the year ended 31 December 2000


20   SHARE CAPITAL


                                                                                   Authorised          Allotted and Issued
                                                                              --------------------- ------------------------
                                             (in (pound)'s thousands)           2000        1999        2000         1999
                                                                              --------- ----------- ----------- ------------

Ordinary shares of 1p                                                              980         980         636          606
Convertible Ordinary Shares of 1p                                                   12          12           -            -
Preferred Ordinary Shares of (pound)1                                           10,000      10,000      10,000       10,000
Incentive Shares of 1p                                                              20          20           8            8
                                                                              --------- ----------- ----------- ------------
                                                                                11,012      11,012      10,644       10,614
                                                                              ========= =========== =========== ============



                                                                              Authorised                Allotted and Issued
                                                                      --------------------------- --------------------------
                                                                            2000            1999         2000          1999
                                                                          number          number       number        number
                                                                      ----------- --------------- ------------ -------------

Ordinary Shares of 1p                                                 98,000,000      98,000,000   63,613,878    60,613,878

Convertible Ordinary Shares of 1p                                      1,172,300       1,172,300            -             -
Preferred Ordinary Shares of (pound)1                                 10,000,000      10,000,000   10,000,000    10,000,000
Incentive Shares of 1p                                                 2,000,000       2,000,000      849,625       849,625
                                                                    ------------- --------------- ------------ -------------
                                                                     111,172,300     111,172,300   74,463,503    71,463,503
                                                                    ============= =============== ============ =============


Ordinary Shares


The Articles of Association (the Articles) provide that when an individual ceases to be an employee of the group, for whatever reason, they are deemed to have served a transfer notice in respect of the Ordinary Shares that they own. The Articles also state that the Ordinary Shares held by persons who are deemed to have served a transfer notice will not be entitled to vote whilst the shares remain subject to the transfer notice. At 31 December 2000 a total of 201,206 Ordinary Shares were subject to deemed transfer notices and therefore were no longer entitled to vote at General Meetings of the company, but remain entitled to receive dividends on those shares.


All of the Ordinary Shares are fully paid except for 375,000 Ordinary Shares which were issued partly paid under the provisions of the 1998 Share Plan. These partly paid Ordinary Shares were issued at (pound)2.10 per share of which

5    pence per share was paid on allotment. The balance will be payable when called by the company.

In April 2000, 3,000,000 fully paid Ordinary Shares were allotted to two employees of the group at a valuation of (pound)2.10 per share, resulting in a Share Premium of (pound)6,270,000.


Preferred Ordinary Shares


The holders of the Preferred Ordinary Shares are entitled to a participating dividend equal to the greater of 2.5% of the Adjusted Net Profit as defined in the Articles, and 6 pence per share.


The Articles provide that the Preferred Ordinary Shares are convertible into Ordinary Shares in accordance with the formula contained therein if the whole of the Ordinary Shares in issue are admitted to a listing on the London Stock Exchange.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000

The holders of the Preferred Ordinary Shares currently have voting rights as if they were holders of 2,438,290 Ordinary Shares. On a winding up the Preferred Ordinary Shareholders are entitled to the amount paid up per share and any arrears of dividend.


Incentive Shares


As part of the 1998 Share Plan 849,625 Incentive Shares of 1p have been issued to employees of the group. These shares were issued at (pound)1 per share of which 5p per share was paid on allotment. The balance will be payable when called by the company. The Incentive Shares do not have any voting rights and will not rank for dividends until they are fully paid. They have limited participation rights in a winding up.


Share options


Benfield Greig Group plc has two share option schemes under which options have been granted. Details of the share options that were outstanding at 31 December 2000 are set out below.


                                              Number of Ordinary      Consideration    Exercise period        Exercise period
                                                          Shares  in (pound)'s thousands    commencing                 ending
                                            --------------------- ------------------ ------------------ ----------------------
1992 Employee Share Option Scheme
Exercise price (pound)2.15 per share                      601,625             1,293    11 October 1999       15 November 2002
                                            --------------------- ------------------ ------------------ ----------------------
1998 Share Option Scheme
`A' Options
Exercise price 5p per share                            1,355,875                 68     1 January 2001       21 December 2008
Exercise price 5p per share                              654,275                 33     1 January 2001       25 February 2009
Exercise price 5p per share                              252,000                 12     1 January 2001           13 June 2009
Exercise price 5p per share                              375,000                 19     1 January 2001         26 August 2009
Exercise price(pound)2.60 per share                    1,768,750              4,599         1 May 2003           27 July 2010
Exercise price(pound)2.60 per share                       12,500                 32         1 May 2003        30 October 2010
                                            --------------------- ------------------ ------------------ ----------------------
                                                       4,418,400              4,763
                                            --------------------- ------------------ ------------------ ----------------------
`B' Options
Exercise price 5p per share                            2,801,250                140     1 January 2001       21 December 2008
Exercise price 5p per share                              654,275                 33     1 January 2001       25 February 2009
Exercise price 5p per share                               67,500                  3     1 January 2001           13 June 2009
Exercise price(pound)2.10 per share           Up to      450,000                945     1 January 2003        9 December 2009
Exercise price(pound)2.60 per share           Up to    1,253,750              3,260         1 May 2003           27 July 2010
Exercise price(pound)2.60 per share           Up to       32,500                 84         1 May 2003        30 October 2010
                                            -------- ------------ ------------------ ------------------ ----------------------
                                              Up to    5,259,275              4,465
                                            -------- ------------ ------------------ ------------------ ----------------------
                                              Up to   10,279,300             10,521
                                            ======== ============ ================== ================== ======================


There are no performance conditions governing the exercise of the `A' options.

BENFIELD GREIG PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


`B' options are exercisable only if certain pre-set performance conditions are met. Since the year-end it has been determined that the performance conditions for the `B' options that became exercisable from 1 January 2001 have been met so that all of these options are now exercisable. During the year share options over 3,105,000 Ordinary Shares were granted under the provisions of the 1998 Share Plan.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


21   RESERVES


                                                                  Share         Capital
                                                                premium      redemption  Consolidation      Profit and
GROUP                              (in (pound)'s thousands)     account         reserve        reserve    loss account       Total
                                                              ---------- --------------- -------------- --------------- -----------
At 1 January 2000                                                43,370             260          4,500        (23,222)      24,908
Premium on shares issued during the year                          6,270               -              -               -       6,270
Translation differences                                               -               -              -             241         241
Retained profit for the year                                          -               -              -          12,768      12,768
                                                              ---------- --------------- -------------- --------------- -----------
At 31 December 2000                                              49,640             260          4,500        (10,213)      44,187
                                                              ========== =============== ============== =============== ===========



                                                                                  Share        Capital
                                                                                premium     redemption      Profit and
COMPANY                                         (in (pound)'s thousands)        account        reserve    loss account       Total
                                                                            ------------ -------------- --------------- -----------
At 1 January 2000                                                                43,370            260          30,865      74,495
Premium on shares issued during the year                                          6,270              -               -       6,270
Retained profit for the year                                                          -              -           9,726       9,726
                                                                            ------------ -------------- --------------- -----------
At 31 December 2000                                                              49,640            260          40,591      90,491
                                                                            ============ ============== =============== ===========


Cumulative goodwill relating to acquisitions made in 1997 and prior, which has been written off to reserves, amounts to (pound)104,725,000 (1999:
(pound)104,725,000).

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


22  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS



                                                                                         Group                   Company
                                                                                ------------             ------------
                                                  (in (pound)'s thousands)            2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------

Profit on ordinary activities after taxation                                         22,688       7,782       18,972      13,872
Minority interests                                                                    (674)       1,136            -           -
Dividends                                                                           (9,246)     (7,891)      (9,246)     (8,133)
Issue of share capital                                                                   30          56           30          56
Increase in share premium account                                                     6,270      11,039        6,270      11,039
Purchase of own share capital                                                             -    (17,640)            -    (17,640)
Adjustment to goodwill previously written off                                             -     (3,949)            -           -
Exchange gain on revaluation of overseas net investments                                241         232            -           -
                                                                                ------------ ----------- ------------ -----------
Net change in shareholders' funds                                                    19,309     (9,235)       16,026       (806)
Opening shareholders' funds                                                          35,522      44,757       85,109      85,915
                                                                                ------------ ----------- ------------ -----------
Closing shareholders' funds                                                          54,831      35,522      101,135      85,109
                                                                                ============ =========== ============ ===========



The total of shareholders' funds comprises:


                                                                                         Group                   Company
                                                                                ------------             ------------
                                                   (in(pound)'s thousands)            2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------

Non-equity interests:

- Attributable to Preferred Ordinary shareholders                                    10,000      10,000       10,000      10,000
- Attributable to Incentive shareholders                                                 42          42           42          42
                                                                                ------------ ----------- ------------ -----------
                                                                                     10,042      10,042       10,042      10,042
Equity interests                                                                     44,789      25,480       91,093      75,067
                                                                                ------------ ----------- ------------ -----------
                                                                                     54,831      35,522      101,135      85,109
                                                                                ============ =========== ============ ===========


BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000

23  PENSION COMMITMENTS


The group operates a number of pension schemes around the world. These include both money purchase and defined benefit schemes. The money purchase scheme described below operates in the United Kingdom for the benefit of the majority of the group's employees.


The assets of the Benfield Greig Group plc Money Purchase Retirement Benefits Scheme are held separately from those of the group being invested with Pensions Management (SWF) Limited, a subsidiary of Scottish Widows Funds and Life Assurance Society; Deutsche Asset Management Life and Pensions Limited, a member of the Deutsche Bank Group; and Morley Fund Management Limited, a member of the CGNU Group. Contributions to the scheme are charged to the profit and loss account in the period to which they relate.


The level of contributions made by employees was 1% of pensionable salary.


The group operated a defined benefit scheme for the employees of the former Greig Fester Group that was closed for future accrual with effect from 30 June 1998. All active members were offered membership of the group money purchase scheme with effect from 1 July 1998, with benefits accrued up to 30 June 1998 under the defined benefit scheme either bought out or transferred out of the scheme during 1999. Following these transactions there was a surplus of (pound)2,800,000 which was used to fund the employer's pension contributions for a nine month period from October 1999. The defined benefit scheme has now been wound up.


The pension charge for the year was (pound)4,313,000 (1999: (pound)3,504,000), of which (pound)2,028,000 (1999: (pound)920,000) was funded from the surplus transferred from the defined benefit scheme. At 31 December 2000 and 1999, no contributions were payable to the fund.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000

24 RECONCILIATION OF GROUP OPERATING PROFIT TO NET CASH FLOW FROM OPERATING ACTIVITIES


                                                                                                        ------------
                                                                         (in(pound)'s thousands)            2000        1999
                                                                                                        ------------ -----------

Continuing activities
Operating profit                                                                                             25,773      15,015
Amortisation of intangible fixed assets                                                                       1,341         836
Depreciation of tangible fixed assets                                                                         6,325       5,526
Loss on sale of tangible fixed assets                                                                           373          45
Provision for impairment of tangible fixed investment                                                             -       7,705
Share of associated companies' results                                                                           80           -
Shares gifted during the year                                                                                    83           -
Increase in debtors                                                                                       (403,616)   (107,599)
Increase in creditors                                                                                       414,328     105,169
Translation differences                                                                                       (452)       (207)
                                                                                                        ------------ -----------
Net cash flow from continuing operating activities                                                           44,235      26,490
                                                                                                        ------------ -----------

Discontinued activities
Operating loss                                                                                                    -     (6,649)
Depreciation of tangible fixed assets                                                                             -          10
Decrease in debtors                                                                                               -         144
Increase in creditors                                                                                             -       1,429
Increase in provision for liabilities and charges                                                                 -      11,509
                                                                                                        ------------ -----------
Net cash flow from discontinued operating activities                                                              -       6,443
                                                                                                        ------------ -----------

Net cash flow from operating activities                                                                      44,235      32,933
                                                                                                        ============ ===========


BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


25   CASH FLOW STATEMENT


     (a)      Gross cash flows


                                                                                                     ------------
                                                                          (in(pound)'s thousands)         2000        1999
                                                                                                     ------------ -----------

RETURN ON INVESTMENTS AND SERVICING OF FINANCE
    Investment income                                                                                      8,686       8,831
    Interest paid                                                                                        (4,785)     (1,686)
    Non-equity dividends paid to shareholders                                                              (600)       (600)
                                                                                                     ------------ -----------
Net cash flow from return on investments and servicing of finance                                          3,301       6,545
                                                                                                     ============ ===========

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
    Payments to acquire tangible fixed assets                                                            (8,257)     (8,427)
    Receipts from sale of tangible fixed assets                                                              401         949
    Purchase of fixed asset investments                                                                    (390)           -
    Proceeds from sale of fixed asset investments                                                              -       1,873
    Investment in own shares                                                                               (230)    (17,697)
                                                                                                     ------------ -----------
Net cash flow from capital expenditure and financial investments                                         (8,476)    (23,302)
                                                                                                     ============ ===========

ACQUISITIONS AND DISPOSALS

    Purchase of subsidiary undertakings                                                                        -       (955)
    Net cash acquired with subsidiary undertakings                                                             -         638
    Net cash released from disposal of subsidiary undertaking                                                  -     (3,230)
                                                                                                     ------------ -----------
Net cash flow from acquisitions and disposals                                                                  -     (3,547)
                                                                                                     ============ ===========

MANAGEMENT OF LIQUID RESOURCES
    Net decrease/(increase) in current asset investments                                                   2,861       (885)
    Net (increase)/decrease in short term deposits                                                      (19,350)       9,269
                                                                                                     ------------ -----------
Net cash flow from management of liquid resources                                                       (16,489)       8,384
                                                                                                     ============ ===========

FINANCING
    Proceeds from share issues                                                                                 -          17
    Purchase of own shares                                                                                     -    (39,286)
    Shares transferred to employee trusts                                                                      -      17,697
    Bank loans advanced                                                                                    1,373      39,125
    Bank loans repaid                                                                                   (11,111)    (27,621)
    Loan notes repaid                                                                                    (2,497)     (4,747)
                                                                                                     ------------ -----------
Net cash flow from financing                                                                            (12,235)    (14,815)
                                                                                                     ============ ===========

33

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000

(b)      Analysis of changes in net funds


                                                                                                                    -------------
                                                                    At     Exchange     Other        Cash flows              At
                                                             1 January       effect     non-cash                             31
                            (in(pound)'s thousands)              2000                   movements                      December
                                                                                                                           2000
                                                          ------------- ------------ --------------- -------------- -------------
Cash:
Cash and deposits                                              102,106         (17)               -         12,402       114,491
Deposits classed as liquid assets                             (46,673)           32               -       (19,350)      (65,991)
                                                          ------------- ------------ --------------- -------------- -------------
Cash at bank and in hand                                        55,433           15               -        (6,948)        48,500
                                                          ------------- ------------ --------------- -------------- -------------

Liquid resources:
Deposits                                                        46,673         (32)               -         19,350        65,991
Current asset investments                                        3,281          194               -        (2,861)           614
                                                          ------------- ------------ --------------- -------------- -------------
                                                                49,954          162               -         16,489        66,605
                                                          ------------- ------------ --------------- -------------- -------------
Total funds                                                    105,387          177               -          9,541       115,105
                                                          ------------- ------------ --------------- -------------- -------------

Debt:
Debt due within 1 year                                          17,775            -          14,050        (2,497)        29,328
Debt due within 1 to 2 years                                    11,111            -               -              -        11,111
Debt due within 2 to 5 years                                    35,176        1,101        (14,050)        (9,738)        12,489
                                                          ------------- ------------ --------------- -------------- -------------
                                                                64,062        1,101               -       (12,235)        52,928
                                                          ------------- ------------ --------------- -------------- -------------
Net funds                                                       41,325        (924)               -         21,776        62,177
                                                          ============= ============ =============== ============== =============

34

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


26    COMMITMENTS


Capital

                                                                                       Group                 Company
                                                                             ------------             ------------
                                                  (in(pound)'s thousands)         2000        1999         2000        1999
                                                                             ------------ ----------- ------------ -----------

Expenditure authorised by the directors but not yet contracted for                 5,205       1,250            -           -
                                                                             ============ =========== ============ ===========


Financial


At 31 December 2000 the company was committed to making the following annual payments under non-cancellable leases:


                                                                                   Land and Buildings              Other
                                                                                ------------             ------------
                                                  (in(pound)'s thousands)            2000        1999         2000        1999
                                                                                ------------ ----------- ------------ -----------

Operating leases which expire:
Within 1 year                                                                           328          91           71           7
Within 2 to 5 years                                                                     363         939           94          65
After 5 years                                                                         4,295       3,163            -           -
                                                                                ------------ ----------- ------------ -----------
                                                                                      4,986       4,193          165          72
                                                                                ============ =========== ============ ===========

35

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000



27   CONTINGENT LIABILITIES


In June 1999 the Executors of the Estate of Matthew Harding, a former director and shareholder of the company, commenced legal proceedings against the company. By the proceedings, the Executors sought compensation for the unfair prejudice they claimed to have suffered as a result of the manner of implementation of the compulsory transfer provisions in the company's Articles of Association in respect of the Estate's 16 million shares.


The Executors' original proceedings were dismissed in January 2000. However, at an appeal hearing in March 2001, the Executors were given permission to advance their claim on different grounds. Their reformulated claim has just been received in draft. The remedy now sought involves setting aside the compulsory transfer of shares (i.e. putting the shares back into Mr. Harding's name); alternatively financial compensation for any unfair prejudice resulting from the transfer. The directors are not currently of the opinion that a material liability is likely to be incurred to the Executors and, accordingly, have made no provision in respect of these proceedings.


The Company, Benfield Greig (Holdings) Inc, Benfield Greig Inc, Bates Turner Intermediaries Inc, Benfield Greig LLC (together "the BG Companies") are parties to legal proceedings in Dallas County Court, Texas, USA which also involve Rodman Fox, a Company director and officer and Paul Karon, a director and officer of Benfield Greig LLC. This litigation relates to a dispute with E W Blanch concerning the employment by Benfield Greig LLC of Messrs. Fox and Karon, who were formerly employed by E W Blanch. The directors are of the opinion, based on the advice of the BG Companies' legal advisors, that E W Blanch's claims can be successfully resisted and that the substantial quantum sought is without legal foundation. Accordingly, provision has only been made for legal costs. Furthermore, as part of the merger agreement entered into on 15 April 2001, the company and E W Blanch agreed that, upon consummation of the merger, the litigation will be dismissed. In the light of this agreement, the Dallas County Court ordered the litigation to be stayed until 13 June 2001, by which time it is expected that the merger will be consummated.



28   POST BALANCE SHEET EVENTS


On 16 April 2001 the directors of the company announced that the company had entered into a merger agreement with E.W. Blanch Holdings, Inc.(EWB). Under the terms of the merger agreement the company will acquire all of the outstanding shares of EWB for US$13.50 per share in cash, or approximately US$179m ((pound)123m). The boards of directors of both companies have unanimously approved the transaction.


The combined group would be the third largest reinsurance broker in the world with pro-forma revenues of US$410m ((pound)284m) in 2000.The new group would be the largest privately owned reinsurance intermediary in the world and have a global presence with more than 30 offices world-wide and over 1,700 employees.


Under the terms of the merger agreement, a wholly owned subsidiary of the company will commence a tender offer for all outstanding shares of EWB at the purchase price of US$13.50 per share in cash within 10 business days of the announcement of the merger offer. The tender offer is scheduled to expire 20 business days after commencement unless extended, and is subject to financing and other customary terms and conditions including receipt of all antitrust and other regulatory approvals.


The company has obtained irrevocable agreements from certain of its shareholders representing more than 75% of its issued share capital to vote in favour of certain resolutions required for the proposed acquisition of E.W. Blanch to proceed. The affirmative votes of these shareholders will be sufficient to pass the necessary resolutions.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000



29   RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


Benfield Greig Group plc's ("the Group") consolidated Financial Statements have been prepared in accordance with United Kingdom generally accepted accounting principles ("U.K. GAAP"), which differs in certain material respects from United States generally accepted accounting principles ("U.S. GAAP").


The table below shows the significant differences between U.K. GAAP and U.S. GAAP, together with explanations of certain adjustments that affect net income and consolidated shareholders' equity of the Group as of and for the years ended December 31.



                                                                                          As of and for the years ended
                                                                                                   December 31
                                                                                               (in(pound)'s thousands)
Reconciliation  of  U.K.  GAAP  net  income  and  shareholders'     Reference       Net Income          Shareholders' Equity
equity to U.S. GAAP
                                                                                 -----------              -----------
                                                                                       2000         1999        2000        1999
                                                                    ------------ ----------- ------------ ----------- -----------

Amounts determined under U.K. GAAP                                                   22,014        8,918      54,831      35,522

U.S. GAAP adjustments:
Acquisitions of other businesses                                    (a)             (4,833)      (4,833)      80,355      85,188
Disposal of Benfield Reinsurance                                    (b)                   -      (9,282)     (6,858)     (6,858)
Investments                                                         (c)                   -            -       2,867     (1,650)
Shareholder dividend liability                                      (d)                   -            -       3,130       2,530
Stock compensation                                                  (e)             (7,059)        (913)           -           -
Pension provisions                                                  (f)             (1,800)      (3,300)           -       1,800
Investment in own shares                                            (g)                   -            -     (9,491)    (11,946)
Other U.S. GAAP differences                                         (h)               (727)           93         195         922
Deferred tax effect on U.S. GAAP adjustments                        (i)               1,713        3,598       3,754       3,396
                                                                                 ----------- ------------ ----------- -----------

Amounts determined under U.S. GAAP                                                    9,308      (5,719)     128,783     108,904
                                                                                 =========== ============ =========== ===========


(a)   Acquisitions of other businesses


The Group's business acquisitions are generally accounted for using the purchase method under both U.K. GAAP and U.S. GAAP. Under U.K. GAAP, for acquisitions subsequent to December 31, 1997, the difference between the purchase price and the aggregate fair value of tangible and intangible assets and liabilities acquired is capitalised as goodwill and amortized over its useful life generally not exceeding 20 years. Prior to January 1, 1998, goodwill on acquisitions had been charged directly against shareholders' equity, in accordance with U.K. GAAP existing at that time.


Under U.S. GAAP, the difference between the purchase price and the fair value of net assets acquired as part of all business combinations is capitalized as goodwill and amortized over its estimated useful life, which generally does not exceed 20 years and is reviewed annually for impairment.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


(b)  Disposal of Benfield Reinsurance

During 1999, the Group sold its remaining 70.1% interest in Benfield Reinsurance Company Limited ("Benfield Reinsurance") to BRIT Insurance Holdings PLC ("BRIT"), a publicly traded company in the United Kingdom, in exchange for 30.5 million shares of BRIT, which represents approximately 12.8% of BRIT's outstanding shares. Under U.K. GAAP, the Group recorded the sale as an equal asset exchange and therefore, recorded its investment in 30.5 million shares of BRIT at a value of (pound)39.6 million, representing the net book value of Benfield Reinsurance under U.K. GAAP on the date of the sale. Thus no gain or loss was recognized on the transaction. Subsequent to the sale, the Group recorded an impairment loss of (pound)7.6 million related to its investment in BRIT. Under U.K. GAAP, the Group's investment in BRIT as of December 31, 1999 and 2000 is recorded at cost, less impairment loss recorded.


Under U.S. GAAP, the disposal of Benfield Reinsurance is recorded as a sale with the consideration being the 30.5 million shares in BRIT valued at (pound)25.1 million, which represents the trading price on the date of the transaction. Under U.S. GAAP, the net book value of Benfield Reinsurance on the transaction date was (pound)39.6 million. Therefore, for U.S. GAAP purposes, the Group has recognized a (pound)9.3 million loss on the disposal, net of the (pound)7.6 million impairment loss recognized under U.K. GAAP subsequent to the transaction, and including the reversal of equalisation provisions not permitted under U.S. GAAP.


The Group's investment in BRIT is an available-for-sale security and the investment is marked to market with unrealised gains or losses being recorded as a separate component of shareholders' equity (see note (c) where this accounting difference is included). The investment in BRIT is treated as an available-for-sale security under U.S. GAAP, although under the terms of the acquisition of this investment it cannot be sold in the open market until November 2001.


(c)  Investments

Under U.K. GAAP, fixed asset investments in debt and equity securities are stated at cost less provisions for impairment. Listed investments held as current assets are recorded at the lower of cost or market value and unlisted investments are recorded at the lower of cost and directors' valuation.

Under U.S. GAAP, investments in debt and equity securities are classified as trading, available-for-sale or held-to-maturity. Securities classified as trading are carried at fair value with the related unrealised gains and losses reflected in current period income. Securities classified as available-for-sale are carried at fair value with the related unrealised gains and losses reflected as a component of other comprehensive income in shareholders' equity, net of related deferred taxes. Securities classified as held-to-maturity are carried at amortised cost. All of the Group's securities are classified as available-for-sale for U.S. GAAP purposes at December 31, 2000 and 1999.

(d)  Shareholder dividend liability

Under U.K. GAAP, shareholders' dividends are accrued in the period to which they relate regardless of when they are declared. Under U.S. GAAP, shareholders' dividends are accrued when declared.

(e)  Stock compensation

The Group maintains various stock-based compensation plans: the 1998 Share Plan, including Incentive Shares, "A" Options and "B" Options and the 1992 Share Option Scheme.


Under U.K. GAAP, compensation costs related to these stock compensation plans are recorded based on the fair value of the shares and are charged to income on a straight-line basis over the period to which the relevant employee's performance relates.

Under U.S. GAAP, a company may follow either the intrinsic value method (APB 25) or a fair value method (FAS 123). For U.S. GAAP purposes, the Group has elected to follow APB 25.

Under APB 25 the compensation cost is the difference between the market price of the stock at the measurement date and the price to be contributed by the employee (exercise price); this is similar to U.K. GAAP. The measurement date is the first date on which are known both (a) the number of shares that an individual employee is entitled to receive and (b) the stock option or purchase price, if any. Commonly this will be the date of grant, but if later, then the cost should be measured using the market price at the end of each intervening period.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000

Under U.S. GAAP, the Incentive Shares and the "A" Options qualify as fixed plans, therefore the compensation expense is the same under U.K. GAAP and U.S. GAAP (APB 25). However, the "B" Options are deemed variable under U.S. GAAP (APB
25) as the amount of shares to be granted at the end of the vesting period is based on the performance of the Group. The 1992 Share Option Scheme is also considered a variable plan under U.S. GAAP as the Group has extended the life of options issued under this scheme.


The recognition of the additional compensation expense under U.S. GAAP has no impact on total shareholders' equity as this decrease in net income is offset by an increase in the Group's share premium account.


(f)     Pension provisions


In 1997, the Group acquired Greig Fester Group Limited (Greig Fester) for total consideration of (pound)123.1 million. Under U.K. GAAP, the Group recorded the fair value of the assets received in the amount of (pound)33.4 million with the remaining difference being recorded as goodwill. The assets of Greig Fester included an overfunded pension asset related to the Greig Fester pension plan ("Greig Fester Plan"), which was not allocated to assets received in the acquisition under U.K. GAAP.


Under U.S. GAAP, pension costs for defined benefit pension plans are accounted for in accordance with SFAS No. 87, "Employers Accounting for Pensions" ("FAS 87"). Under FAS 87, the Group is required to recognise the excess of the fair value of the plan assets over the projected benefit obligation as a pension asset in a business combination accounted for under the purchase accounting method. The pension asset, measured in accordance with FAS 87, was (pound)4.7 million at the time of the acquisition.


During 1998, the Group decided to terminate the Greig Fester Plan. Under U.S. GAAP, terminations and settlements of pension plans are accounted for under SFAS 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" ("FAS 88"). Under FAS 88, a settlement gain or loss is recognised in the period in which the employer decides to terminate the pension plan, a non-participating annuity contract for the vested benefits of all plan participants has been purchased and it is determined that regulatory approvals for the termination are probable. These criteria were not met until 1999, therefore the settlement gain or loss is recognised in that period. Upon termination the plan asset under FAS 87 was (pound)5.1 million, of which (pound)1.8m was recognised as a cost in 2000 (1999 : (pound)3.3 million).


(g)      Investment in own shares


Under U.K. GAAP, the Group's investment in its own shares related to its employee share ownership trusts has been recorded as an asset. Under U.S. GAAP, the acquired shares, including certain related transaction costs, are recorded as a deduction to shareholders' equity.


(h)      Other U.S. GAAP differences


Other U.S. GAAP differences relate primarily to tax provisions, software revenue recognition, derivatives and foreign currency translation.


(i)      Deferred tax effect on U.S. GAAP adjustments


Deferred tax effect on U.S. GAAP adjustments represents the deferred income tax effect of the U.S. GAAP adjustments.

BENFIELD GREIG GROUP PLC

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2000


(j)      Presentation of consolidated financial statements


The presentation of the profit and loss account for the years ended December 31, 2000 and 1999, and the consolidated balance sheet as at December 31, 2000 and 1999, would not be materially different under U.S. GAAP other than the reconciling items previously discussed, certain formatting differences and certain additional disclosures required.


In accordance with U.K. GAAP, the Group's consolidated cash flow statements are presented in accordance with Financial Reporting Standard No. 1, as revised ("FRS 1"). The statements and notes thereto present substantially the same information as that required under U.S. GAAP in accordance with SFAS No. 95, "Statement of Cash Flows."


Under U.K. GAAP, the Group's cash comprises cash in bank. Under U.S. GAAP, cash and cash equivalents include cash and short-term investments with original maturities of three months or less. In addition, under U.K. GAAP, cash flows are presented separately for the following: operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; management of liquid resources; and financing. U.S. GAAP requires classification of cash flows resulting from: operating activities; investing activities; and financing activities. Cash flows from capital expenditure and financial investment and acquisitions and disposals, shown separately under U.K. GAAP, would be included as part of the investing activities under U.S. GAAP. The payment of dividends to shareholders is included as a financing activity under U.S. GAAP.

BENFIELD GREIG GROUP PLC

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Benfield Greig Group plc


We have audited the accompanying balance sheets of Benfield Greig Group plc and its subsidiaries (the "Group") as of 31 December 2000 and 1999 and the related consolidated profit and loss accounts, consolidated statements of total recognised gains and losses and consolidated statements of cash flows for each of the two years in the period ended 31 December 2000. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States. Those standards required that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Benfield Greig Group plc and its subsidiaries at 31 December 2000 and 1999, and the results of their operations and their cash flows for each of the two years in the period ended 31 December 2000, in conformity with accounting principles generally accepted in the United Kingdom.


Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income for each of the two years in the period ended 31 December 2000 and the determination of consolidated shareholders' funds and consolidated financial position at 31 December 2000 and 1999; the extent of this effect for the two years in the period ended 31 December 2000 and as of 31 December 2000 and 1999 is summarised in Note 29 to the consolidated financial statements.



PricewaterhouseCoopers

London


27 April 2001



41